UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 24, 2020, the Board of Directors of Spirit AeroSystems Holdings, Inc. (the “Company”) approved 10% reductions to the current base salaries of Thomas Gentile (President and Chief Executive Officer), Mark Suchinski (Senior Vice President and Chief Financial Officer), Samantha Marnick (Executive Vice President, Chief Administration Officer and Strategy), Duane Hawkins (Senior Vice President; President of Defense and Fabrication Division of Spirit AeroSystems, Inc.) and John Pilla (Senior Vice President and Chief Technology Officer). The reduced salaries will stay in place until such time as the Board, or Compensation Committee, takes further action.

In addition, the Company’s Board of Directors approved 10% reductions to each element of non-employee director compensation applicable to the upcoming 2020-2021 term. The current non-employee director compensation package is described on pg. 27 of the Company’s Proxy Statement relating to the 2020 annual meeting of the Company’s stockholders.

The actions described above are being taken to lower costs in connection with the COVID-19 pandemic’s impact on the Company’s operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: March 27, 2020	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary